For Release March 20, 2008
Contact: Lisa Razo
(802) 865-1838

Merchants Bancshares, Inc. Announces New Executive Officer

SOUTH BURLINGTON, VT-Michael R. Tuttle, President and CEO of Merchants Bancshares, Inc. and its main operating subsidiary, Merchants Bank, announced that F. Sheldon Prentice, 57, of Montpelier, Vermont, will join Merchants as Senior Vice President and General Counsel on March 31, 2008 in a newly-created position. Mr. Prentice has been Senior Vice President, General Counsel and Corporate Secretary at Chittenden Corporation and Chittenden Trust Company for more than 22 years. He has been active in the Vermont Bankers Association, serving as Chair of the Government Relations Committee for a number of years and is currently on the Executive Committee. Mr. Prentice has also been active in the Vermont Bar Association, and is currently a member of the Board of Bar Managers. Prior to joining Chittenden in 1985, he was an Assistant Counsel for National Life Insurance Company in Montpelier. Preceding his position with National Life, Mr. Prentice was an associate in the large New York City firm of Davis Polk and Wardwell. He has also taught securities regulations as an adjunct professor at Vermont Law School.

Mr. Prentice grew up in Montpelier, graduating from Montpelier High in 1968. He attended Dartmouth College, graduating in 1972. Upon graduation from Dartmouth, Mr. Prentice taught U.S. history to American service personnel stationed in Bad Kreuznach, Germany. Returning in 1974, Mr. Prentice attended Fordham University Law School, graduating in 1977 with a Juris Doctor degree.

Mr. Prentice has been active in a number of civic organizations throughout the years. He currently is Chair of Green Up Vermont and a trustee of Vermont Legal Aid. Mr. Prentice is also a district enrollment officer for Dartmouth College, covering central Vermont. He has received the Dartmouth Alumni Award for distinguished service to Dartmouth and his professional career. Mr. Prentice was a long-time member of the Burlington Rotary Club and was a Paul Harris Fellow. A member of the Vermont and New York Bars, he also is a member of the Federal District Courts in Vermont, and the Eastern and Southern Districts of New York. Mr. Prentice resides in Montpelier with his wife, Barbara. The couple has three daughters.

Mr. Tuttle commented, "We are delighted to have Sheldon join the Merchants team. He is well qualified to serve in the role of General Counsel, given his extensive knowledge and experience with increasingly complex regulatory requirements, coupled with his unique understanding and appreciation of all things Vermont."

The continuing mission of Merchants Bank is to provide Vermonters with a state-wide community bank that blends a strong technology platform with a genuine appreciation for local markets. Merchants Bank fulfills this commitment through a branch-based system that includes

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36 community bank offices and 44 ATMs throughout Vermont, Personal Bankers dedicated to top-quality customer service and streamlined solutions, including: Personal Checking and Savings with Free Checking for Life®, CashRewards Checkingsm , a low-cost Money Market Account, Free Online Banking and Bill Pay, Overdraft Coverage, Direct Deposit, Free Debit Card, and Free Automated Phone Banking; Business Banking with Business Online Banking and Bill Pay, Business Lines of Credit and Merchant Card Processing; Small Business Loans; Health Savings Accounts; Credit Cards; Flexible Certificates of Deposit; Vehicle Loans; Home Equity Credit; and Home Mortgages. Visit mbvt.com for more information. Merchants' stock is traded on the NASDAQ National Market system under the symbol MBVT. Member FDIC. Equal Housing Lender.

Some of the statements contained in this press release constitute forward-looking statements. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. The forward-looking statements reflect Merchants' current views about future events and are subject to risks, uncertainties, assumptions and changes in circumstances that may cause Merchants' actual results to differ significantly from those expressed in any forward-looking statement. Forward-looking statements should not be relied on since they involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond Merchants' control and which could materially affect actual results. The factors that could cause actual results to differ materially from current expectations include changes in general economic conditions in Vermont, changes in interest rates, changes in competitive product and pricing pressures among financial institutions within Merchants' markets, and changes in the financial condition of Merchants' borrowers. The forward-looking statements contained herein represent Merchants' judgment as of the date of this report, and Merchants cautions readers not to place undue reliance on such statements. For further information, please refer to Merchants' reports filed with the Securities and Exchange Commission.

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